EXHIBIT 21.1

                   Subsidiaries of the Company

I.   Direct Subsidiaries of the Company

     A.   Ceramco Inc. (Delaware)

     B.   Ceramco Manufacturing Co. (Delaware)

     C.   CeraMed Dental, L.L.C. (Delaware)

     D.   Dentsply Argentina S.A.C.e.I. (Argentina)

     E.   DENTSPLY ASH Inc. (formerly DENTSPLY Manufacturing Inc.)
          (Delaware)

     F.   Dentsply Dental (Tianjin) Co. Ltd. (China)

     G.   DENTSPLY Equipment Inc. (Delaware)

     H.   DENTSPLY Finance Co. (Delaware)
          a)   Dentsply International, Inc. (Chile) Limitada (Chile)
     I.   Dentsply India Pvt. Ltd. (India)

     J.   Dentsply Industria e Comercio Ltda. (Brazil)

     K. Dentsply International Preventive Care Division, L.P. (PA Limited Partnership)

     L.   Dentsply Japan Limited, L.L.C. (Japan)

     M.   Dentsply Philippines, Inc. (Philippines)

     N.   Dentsply Research & Development Corp. ("Dentsply R&D")
          (Delaware)

     O.   Dentsply Thailand Ltd. (Thailand)

     P.   DeTrey do Brasil Industria e Comercio Ltda. (Brazil)

     Q.   Dentsply Industria e Comercio Ltda. (Brazil)

     R.   GAC International Inc. (New York)
          a)   Old Country Road Sales Consultants, Inc.
          b)   Orthodental International, Inc.
          c)   Orthodental S.A. de C.V. (Mexico)

     S.   Midwest Dental Products Corp. (Delaware)

     T.   Dentsply de Colombia, S.A. (Colombia)

     U.   United Dental Manufacturers, Inc. (Florida)

     V.   ESP, LLC



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     W.   DENTSPLY North America Inc.

     X.   FriaNu GmbH (Germany)


II.  Indirect Subsidiaries of the Company

     A.   Subsidiaries of Dentsply Research & Development Corp.

          1.   Dentsply A.G. (Switzerland)

          2.   Dentsply EU, S.a.r.L (Luxembourg)

          3.   Dentsply Australia Pty. Ltd. (Australia (Victoria))
               a)   Dentsply New Zealand Ltd.

          4.   Dentsply Canada Ltd. (Canada (Ontario))

          5.   Dentsply Export Sales Corporation (Barbados)

          6.   Dentsply Mexico S.A. de C.V. (Mexico)

          7.   The International Tooth Co. Limited (United Kingdom)

          8.   Ransom & Randolph Company (Delaware)

          9.   Tulsa Dental Products Inc. (Delaware)
               a)   Tulsa Finance Co. (Delaware)
               b)   Tulsa Manufacturing Inc. (Delaware)

         10.   Dentsply Espana, SL

     B.   Subsidiaries Dentsply EU, S.a.r.L.
          1.   VDW Beteiligungs GmbH (Germany)
               a)   VDW GmbH
               b)   RoyDent, Inc.(Michigan)
               c)    Dentsply DeTrey GmbH
               d)    Frident GmbH
                     i)    Frident Brasil Ltda. (Brazil)
                    ii)    Friadent Denmark ApS (Denmark)
                   iii)    Friadent France Sarl (France)
                    iv)    Friadent N.V. (Belgium)
                     v)    Friadent North America, Inc. (California)
                    vi)    Friadent Scandinavia AB (Sweden)
                   vii)    Friadent Schweiz AG (Switzerland)

            2.    Dentsply Capital Ltd.

     C.   Subsidiaries of Dentsply DeTrey GmbH

          1.   Dentsply Limited (Cayman Islands)

          2.   Dentsply Holdings Unlimited (U.K.)



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     D.   Subsidiaries of Dentsply Limited

          1.   Dentsply Italia Sr.L.

          2.   Dentsply Russia Ltd.

          3.   Dentsply South Africa (Pty) Ltd.

          4.   Maillefer Instruments Holding, S.A.

               a)   Maillefer Plastiques S.a.r.l. (Switzerland)
               b)   Maillefer Instruments Trading (Switzerland)
               c)   Maillefer Instruments Services (Switzerland)
               d)   Maillefer Instruments Manufacturing (Switzerland)
               e)   Dentsply Anesthetics Sarl

          5.   Dentsply France, S.A.S. (France)

          6.   Dentsply Capital II Ltd. (U.K.)

          7.   Keith Wilson Limited (U.K., Dormant)

          8.   Amalco Holdings Ltd. (U.K., Dormant)

          9.   Oral Topics Limited (U.K., Dormant)

         10.   Ceramco U.K. Ltd. (Dormant)


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